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               FOR:  METRO ONE TELECOMMUNICATIONS, INC.

               CONTACTS:      Steb Chandor
                              S.V.P., Chief Financial Officer
                              Metro One Telecommunications, Inc.
                              (503) 643-9500

                              Morgen-Walke Associates, Inc.
                              Carolyn Bass, Lynn Morgan
                              (415) 296-7383
                              Patricia Walsh, Eric Gonzales
FOR IMMEDIATE RELEASE         (212) 850-5698
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                       METRO ONE TELECOMMUNICATIONS PROVIDES
                         PRELIMINARY SECOND QUARTER OUTLOOK

Portland, Oregon - June 28, 1999 - Metro One Telecommunications, Inc. (NASDAQ:
MTON) announced today that it expects to report net income of approximately $0.01 per diluted share on record revenues of approximately $17.0 to $17.5 million for its second fiscal quarter, ending June 30, 1999. The company expects to report its second quarter results on July 21, 1999.

     "The expected earnings, which are below consensus analysts' estimates, come as the result of our electing to take on an increased amount of staffing and infrastructure expenditures in preparation for additional scheduled call volume from a number of markets under long-term contract with a major customer group," commented Timothy A. Timmins, president and chief executive officer of Metro One. "Had this additional call volume arrived as expected, we estimate that earnings for the quarter would have been in line with analysts' estimates."

     "We are pleased to note that call volume across our network for the second quarter continued to exhibit very strong growth, leading to record revenues despite the lack of this particular pending volume. At this time, partial delivery of this call volume has commenced and we believe that it should be substantially complete by the end of the third quarter."

     "While we would like to see this pending volume more immediately reflected in our bottom line results, we believe that our investment in maintaining a state of readiness for new call volume is an important part of Metro One's ongoing commitment to customers. As a direct result, they should continue to provide us with additional future call volume, revenue and earnings."

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     "We believe that our announcement today that we have signed an agreement to provide our EDA services to Nextel Communications is further evidence that we are correct in investing in readiness," Mr. Timmins added. "We look forward to soon signing additional material business as a result of our approach to readiness and customer care."

     In a separate press release, Metro One announced today that it has signed a multi-year contract to provide its EDA services to Nextel Communications Inc., a leading provider of fully integrated wireless communications. Under the terms of the contract, Metro One will provide its EDA services to Nextel's nationwide network of wireless subscribers.

     The company's statements about estimated and forward-looking results are preliminary and based on currently available information as well as management's assumptions.

     Metro One Telecommunications, Inc. is recognized as the pioneer in the development of Enhanced Directory Assistance services for the telecommunications industry. The company operates a network of strategically-located call centers throughout the U.S. Revenue for the full year 1998 was $45.1 million. The company handled approximately 71 million requests for directory assistance on behalf of its carrier customers in 1998 and approximately 24 million requests for directory assistance during the first three months of 1999. For more information about Metro One, visit the Metro One Telecommunications web site at http://www.metro1.com.

     This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, increased competition, expiration of EDA contracts, the rapidly changing telecommunications market, changes in pricing policies by the company or its competitors, lengthy sales cycles, lack of market acceptance or delays in the introduction of new version of the company's products or features, the timing of the initiation of contracted EDA services or wireless services in the new market areas by telecommunications customers, the timing and expense of the company's expansion of its nationwide call center network and other factors detailed in the company's Securities and Exchange Commission filings, including its most recent Form 10-Q dated May 3, 1999 and Form 10-K for the year ended December 31, 1998. The forward-looking statements should be considered in light of these risks and uncertainties.

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